Execution Copy

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

Central Hudson Gas & Electric Corporation

(Exact name of Registrant as specified in its charter)

New York	1-3268	14-0555980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

284 South Avenue, Poughkeepsie, New York	12601-4879
(Address of principal executive offices)	(Zip code)

(845)-452-2000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reference is made to Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-138510) (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended, of $140,000,000 aggregate principal amount of Registrant’s unsecured debt securities (the “Debt Securities”) that Registrant may issue in one or more series from time to time under Registrant’s Indenture, dated as of April 1, 1992 (the “Indenture”), to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor Trustee to Morgan Guaranty Trust Company of New York), as Trustee. The Registration Statement became effective on December 1, 2006.

In connection with its medium-term note program, on March 19, 2007, Registrant created and established a series of the Debt Securities, in the aggregate principal amount of $140,000,000, designated as its “Medium-Term Notes, Series F” (the “Notes”) and entered into a Distribution Agreement, dated March 19, 2007, with certain investment banking firms (the “Agents”) for the offer and sale of the Notes from time to time.

On November 18, 2008, Registrant issued and sold through the Agents a tranche of the Notes in the aggregate principal amount of $30,000,000 (the “Notes of the Third Tranche”). The Notes of the Third Tranche bear a fixed annual interest rate of 6.854%, mature on November 1, 2013 and are not redeemable prior to maturity.

Pursuant to the undertaking made by Registrant with the Securities and Exchange Commission, Registrant has filed as an exhibit to this Current Report on Form 8-K an opinion of counsel, relating to the issuance and sale of the Notes of the Third Tranche.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

5	Opinion of Counsel re Legality

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: November 20, 2008	By:	/s/Kimberly J. Wright

KIMBERLY J. WRIGHT
Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

5	Opinion of Counsel re Legality